Exhibit 5.1
McGuireWoods LLP
Tower Two-Sixty
260 Forbes Avenue
Suite 1800
Pittsburgh, PA 15222

August 1, 2018

S&T Bancorp, Inc.
800 Philadelphia Street
Indiana, Pennsylvania 15701

S&T Bancorp, Inc.
Registration Statement on Form S-3
Ladies and Gentlemen~~:~~
We have acted as special counsel to S&T Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of certain Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Units (each as defined below) (the Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Units, collectively, the “Securities”). This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement or the Indentures (as defined below).
The Securities are described in the Registration Statement. We understand that the Depositary Shares, the Debt Securities, the Warrants and the Units will be issued as follows:
(a)the fractional shares or multiple shares of Preferred Stock represented by the depositary shares described in the Registration Statement (the “Depositary Shares”) will be evidenced by depositary receipts (“Depositary Receipts”) issued pursuant to a Deposit Agreement to be entered into between the Company and a bank or trust company acting as depository (the “Deposit Agreement”);

(b)the debt securities described in the Registration Statement may either be senior Debt Securities or subordinated Debt Securities (collectively, the “Debt Securities”). The senior Debt Securities will be issued pursuant to an indenture for senior Debt Securities proposed to be entered into among the Company and a financial institution to be named therein, as trustee, the form of which is filed as an exhibit to the Registration Statement (the “Senior Base Indenture”), and which may be supplemented from time to time by supplemental indentures (the “Senior Supplemental Indentures”), to be entered into by the Company and such trustee (the Senior Base Indenture, as supplemented by the applicable Senior Supplemental Indentures, the “Senior Indenture”). The subordinated Debt Securities will be issued pursuant to an indenture for subordinated Debt Securities proposed to be entered into among the Company and a financial institution to be named therein, as trustee, the form of which is filed as an exhibit to the Registration Statement (the “Subordinated Base Indenture”), and which may be supplemented from time to time by supplemental indentures (the “Subordinated Supplemental Indentures”), to be entered into by the Company and such trustee (the Subordinated Base Indenture, as supplemented by the applicable Subordinated Supplemental Indentures, the “Subordinated Indenture”). The Senior Indenture and the Subordinated Indenture are collectively referred to herein as the “Indentures”;

(c)the warrants described in the Registration Statement (the “Warrants”) to purchase the Company’s common stock, par value $2.50 per share (the “Common Stock”) or the Company’s preferred stock, no par value per share (the “Preferred Stock”) shall be designated by the Company at the time of the offering and will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named therein; and

(d)the units described in the Registration Statement (the “Units”) consisting of any combination of Common Stock, Preferred Stock, Depositary Shares, Debt Securities and/or Warrants, will be issued under one or more unit agreements (each, a “Unit Agreement”) to be entered into between the Company and unit agents to be named therein.
As used herein, the Deposit Agreement, the Indentures, the Warrant Agreement and the Unit Agreement are referred to, collectively, as the “Subject Documents.”
Documents Reviewed
In connection with this opinion letter, we have examined the following documents:
(a)the Registration Statement, including the exhibits being filed therewith and incorporated by reference therein from previous filings made by the Company with the SEC; and

(b)the prospectus contained in the Registration Statement (the “Prospectus”).
In addition we have examined and relied upon the following:
(i)a certificate from the Corporate Secretary of the Company certifying as to (A) true and correct copies of the Articles of Incorporation, as amended, and By-Laws of the Company (the “Organizational Documents”) and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company, and (2) the issuance of the Securities by the Company, subject to (x) in the case of each issuance of Securities, a specific further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors (the “Authorizing Resolutions”) with respect to such Securities and (y) the other qualifications set forth therein;

(ii)a certificate dated July 30, 2018 issued by the Department of State, Secretary of the Commonwealth of the Commonwealth of Pennsylvania, attesting to the corporate status of the Company in the Commonwealth of Pennsylvania (the “Corporate Status Certificate”); and

(iii)originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the federal law of the United States, the internal laws of the State of New York, and the internal laws of the Commonwealth of Pennsylvania.

Assumptions Underlying Our Opinions
For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a)Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company set forth in the Subject Documents (if any) and (iii) certificates and assurances from public officials, all of such certificates, representations and assurances are accurate with regard to factual matters and all official records (including filings with public authorities) are properly indexed and filed and are accurate and complete.

(b)Signatures. The signatures of individuals who have signed or will sign the Subject Documents are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c)Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d)Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Subject Documents are or will be, as of the date the Subject Documents are executed and delivered, validly existing and in good standing in their respective jurisdictions of formation, except that no such assumption is made as to the Company as of the date hereof. All parties to the Subject Documents have or will have, as of the date the Subject Documents are executed and delivered, the capacity and full power and authority to execute, deliver and perform the Subject Documents and the documents required or permitted to be delivered and performed thereunder. All individuals who will sign each Subject Document will have, as of the date the Subject Documents are executed and delivered, the legal capacity to execute such Subject Document.

(e)Authorization, Execution and Delivery of Subject Documents. The Subject Documents and the documents required or permitted to be delivered thereunder have been or will be, as of the date the Subject Documents are executed and delivered, duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date the Subject Documents are executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f)Subject Documents Binding on Certain Parties. The Subject Documents and the documents required or permitted to be delivered thereunder will be, as of the date the Subject Documents are executed and delivered, valid and binding obligations enforceable against the parties thereto in accordance with their terms, except that no such assumption is made as to the Company.

(g)Form and Governing Law of Certain Documents. Each of the Indentures will be in the respective form filed as an exhibit to the Registration Statement. Each Senior Supplemental Indenture will be consistent with the form required by the Senior Base Indenture. Each Subordinated Supplemental Indenture will be consistent with the form required by the Subordinated Base Indenture. The Senior Indenture, each Senior Supplemental Indenture, the Subordinated Indenture, each Subordinated Supplemental Indenture, the Deposit Agreement, the Warrant Agreement and the Unit Agreement will be governed by the laws of the State of New York.

(h)Noncontravention. Neither the issuance of the Debt Securities by the Company, or the execution and delivery of the Subject Documents by any party thereto nor the performance by such party of its obligations thereunder will conflict with or result in a breach of (i) the certificate or articles of incorporation, bylaws, certificate or articles of organization, operating agreement, certificate of limited partnership, partnership agreement, trust agreement or other similar organizational documents of any such party, except that no such assumption is made as to the Company as to its Organizational Documents as of the date hereof, (ii) any law or regulation of any jurisdiction applicable to any such party except that no such assumption is made as to the Company as to any Applicable Law as of the date hereof, or (iii) any order, writ, injunction or decree of any court or governmental instrumentality or agency applicable to any such party or any agreement or instrument to which any such party may be a party or by which its properties are subject or bound, except that no such assumption is made as to the Company as of the date hereof.

(i)Governmental Approvals. All consents, approvals and authorizations of, or filings with, all governmental authorities that are required as a condition to the issuance of the Securities by the Company or to the execution and delivery of the Subject Documents by the parties thereto or the performance by such parties of their obligations thereunder will have been obtained or made, except that no such assumption is made with respect to any consent, approval, authorization or filing that is applicable to the Company as of the date hereof.

(j)Registration; Trust Indenture Act. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded and the Indenture will be qualified under the Trust Indenture Act of 1939.

(k)No Mutual Mistake, Amendments, etc. There has not been, and will not be, as of the date the Subject Documents are executed and delivered, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Securities as contemplated by the Registration Statement, Prospectus and any supplements to the Prospectus. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Documents except for, (i) in the case of the terms of the Senior Base Indenture, the Senior Supplemental Indentures, or (ii) in the case of the terms of the Subordinated Base Indenture, the Subordinated Supplemental Indentures.

Our Opinions
Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1.Debt Securities. With respect to any Debt Securities to be issued by the Company, when (a) Authorizing Resolutions with respect to such Debt Securities have been adopted, (b) the terms of such Debt Securities and for their issuance and sale have been established in conformity with such Authorizing Resolutions and the applicable Indenture, (c) such Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Debt Securities have been authenticated in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute the valid and binding obligations of the Company, enforceable against the Company, in accordance with their terms, under the laws of the State of New York.

2.Common Stock. With respect to any Common Stock, when (a) Authorizing Resolutions with respect to such Common Stock have been adopted, (b) the terms for the issuance and sale of the Common Stock have been established in conformity with such Authorizing Resolutions, (c) such Common Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions and (f) certificates in the form required under the laws of the Commonwealth of Pennsylvania representing the shares of such Common Stock are duly executed, countersigned, registered and delivered, if such Common Stock is certificated, or book-entry notations in the form required under the laws of the Commonwealth have been made in the share register of the Company, if such Common Stock is not represented by certificates, such Common Stock will be validly issued, fully paid and non-assessable.

3.Preferred Stock. With respect to any Preferred Stock of any series, when (a) Authorizing Resolutions with respect to such Preferred Stock have been adopted, (b) the terms of such series of Preferred Stock and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Preferred Stock has been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (f) a statement with respect to shares with respect to such series of Preferred Stock has been duly filed with the Pennsylvania Department of State, Bureau of Corporations and Charitable Organizations of the Commonwealth of Pennsylvania and (g) certificates in the form required under the laws of the Commonwealth of Pennsylvania representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, or book-entry notations in the form required under the laws of the Commonwealth have been made in the share register of the Company, if such Preferred Stock is not represented by certificates, such Preferred Stock of such series will be validly issued, fully paid and non-assessable.

4.Depositary Shares. With respect to any Depositary Shares, when (a) Authorizing Resolutions with respect to the Depositary Shares and the related series of Preferred Stock have been adopted, (b) the terms of such Depositary Shares and related Preferred Stock and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Depositary Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement, (e) such consideration per share is not less than the amount specified in the applicable Authorizing Resolutions, (f) a statement with respect to shares with respect to such series of Preferred Stock has been duly filed with the Pennsylvania Department of State, Bureau of Corporations and Charitable Organizations of the Commonwealth of Pennsylvania, (g) certificates in the form required under the laws of the State of Pennsylvania representing the shares of such Preferred Stock are duly executed, countersigned, registered and delivered, if such Preferred Stock is certificated, or book-entry notations in the form required under the laws of the Commonwealth have been made in the share register of the Company, if such Preferred Stock is not represented by certificates, (h) the shares of such Preferred Stock have been deposited with the depository pursuant to the terms of the applicable Deposit Agreement, (i) the certificates representing the Depositary Receipts conform to the form of depositary receipt required by the Deposit Agreement, and (j) the certificates representing such Depositary Receipts have been duly executed, countersigned, registered and delivered by the depository in accordance with the provisions of the Deposit Agreement, such Depositary Shares will be validly issued and will entitle their holders to the rights specified in the Deposit Agreement and the Depositary Receipts, under the laws of the State of New York. The Depositary Shares covered by the opinion in this paragraph include any Depositary Shares issued as part of Units or upon exercise or otherwise pursuant to the terms of any other Securities.

5.Warrants. With respect to any Warrants, when (a) Authorizing Resolutions with respect to the Warrants have been adopted, (b) the terms of such Warrants and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Warrants have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Warrants have been authenticated or countersigned in accordance with the provisions of the Warrant Agreement, such Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.Units. With respect to any Units, when (a) Authorizing Resolutions with respect to the Units have been adopted, (b) the terms of such Units and for their issuance and sale have been established in conformity with such Authorizing Resolutions, (c) such Units have been issued and sold as contemplated by the Registration Statement, the Prospectus and the applicable supplement to such Prospectus, (d) the Company has received the consideration provided for in the applicable supplement to the Prospectus and any applicable definitive purchase, underwriting or similar agreement and (e) such Units have been authenticated or countersigned in accordance with the provisions of the Unit Agreement, such Units will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Matters Excluded from Our Opinions
We express no opinion with respect to the following matters:
(a)    Indemnification and Change of Control. The enforceability of any agreement of the Company as may be included in the terms of the Preferred Stock or in any Subject Document relating to (i) indemnification, contribution or exculpation from costs, expenses or other liabilities or (ii) changes in the organizational control or ownership of the Company, which agreement (in the case of clause (i) or clause (ii)) is contrary to public policy or applicable law.

(b)    Jurisdiction, Venue, etc. The enforceability of any agreement of the Company in any Subject Document to submit to the jurisdiction of any specific federal or state court (other than the enforceability in a court of the State of New York of any such agreement to submit to the jurisdiction of a court of the State of New York), to waive any objection to the laying of the venue, to waive the defense of forum non conveniens in any action or proceeding referred to therein, to waive trial by jury, to effect service of process in any particular manner or to establish evidentiary standards, and any agreement of the Company regarding the choice of law governing any Subject Document (other than the enforceability in a court of the State of New York or in a federal court sitting in the State of New York and applying New York law to any such agreement that the laws of the State of New York shall govern the Subject Documents).

(c)    Remedies. The enforceability of any provision in any Subject Document to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.

Qualifications and Limitations Applicable to Our Opinions
The opinions set forth above are subject to the following qualifications and limitations:
(a)Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b)Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

(c)Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing. In applying such principles, a court, among other things, might limit the availability of specific equitable remedies (such as injunctive relief and the remedy of specific performance), might not allow a creditor to accelerate maturity of debt or exercise other remedies upon the occurrence of a default deemed immaterial or for non‑credit reasons or might decline to order a debtor to perform covenants in a Subject Document.

(d)Unenforceability of Certain Provisions. Provisions contained in the Securities or the Subject Documents which require waivers or amendments to be made only in writing may be unenforceable or ineffective, in whole or in part. The inclusion of such provisions, however, does not render any of the Securities or the Subject Documents invalid as a whole.

(e)Choice of New York Law and Forum. To the extent that any of our opinions relate to the enforceability of the choice of New York law or any choice of New York forum provisions of any Subject Document, our opinion is rendered in reliance upon N.Y. Gen. Oblig. Law §§ 5-1401 and 5-1402 and N.Y. CPLR 327(b) and is subject to the qualification that such enforceability may be limited by principles of public policy, comity and constitutionality. We express no opinion as to whether a United States federal court would have subject-matter or personal jurisdiction over a controversy arising under the Subject Documents.

(f)Currency Conversion. We advise you that a judgment for money relating to any obligation under a Security or a Subject Document denominated in a currency other than United States dollars ordinarily would be rendered or enforced only in United States dollars by a court of the State of New York or a United States court sitting in the State of New York and applying New York law. The method used to determine the rate of conversion of a foreign currency into United States dollars will depend on various factors.

Miscellaneous
The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,
/s/ McGuireWoods LLP